REGULATORY AND LITIGATION MATTERS

As part of various investigations
by a number of federal,state, and
foreign regulators and governmental
entities including the Securities
and Exchange Commission ("SEC")
relating to certain practices in
the mutual fund industry, including
late trading, market timing and
marketing support payments to
securities dealers who sell fund
shares ("marketing support")
Franklin Resources, Inc. and
certain of its subsidiaries
(collectively, the Company")
entered into settlements
with certain of those regulators
and governmental entities.
Specifically the Company entered
into settlements with the SEC
among others, concerning
market timing and marketing
support.

On June 23, 2006, the SEC approved
The proposed plan of distribution
for themarketing support settlement
and disbursement of the settlement
monies to the designated funds in
accordance with the terms and
conditions of that settlement and
plan, was completed in September
2006.The Trust did not
participate in that Settlement.

The plan of distribution for the
market timing settlement is
currently under review by the
SEC staff. After publication of
notice of the plan and a 30-day
comment period, the proposed plan
of distribution will be
submitted to the SEC for
approval. Following the SEC's
approval of the plan of
distribution, with modifications
as appropriate, distribution of
the settlement monies will
begin in accordance with the
terms and conditions of the
settlement
and plan.

In addition, the Company, as well
as most of the mutual funds
within Franklin Templeton
Investments and certain current
or former officers, Company
directors fund directors, and
employees, have been named in
private lawsuits (styled as
shareholder class actions
or as derivative actions on
behalf of either the named
funds or Franklin Resources
Inc.). The lawsuits relate
to the industry practices
referenced above, as well as
to allegedly excessive
commissions and
advisory and
distribution fees.

The Company and fund
management Believe that
the claims made in each
of the private lawsuits
referenced above are without
merit and intend to
defend against them
vigorously. The Company
cannot predict with
certainty the eventual
outcome of these
lawsuits, nor whether
they will have a material
negative impact on the
Company. If it is
determined that the
Company bears
responsibility
for any unlawful or
inappropriate conduct
that caused losses to
the Trust, it is committed
to making the Trust or its
shareholders whole,
as appropriate.